Exhibit 23
Consent of Independent Auditor
We consent to the incorporation by reference in the Registration Statement on Form S-3 (File No. 333-139938) effective January 11, 2007 and amended January 24, 2007 of United American Healthcare Corporation and in the Registration Statement on Form S-8 (File No. 333-75179) of United American Healthcare Corporation of our report dated July 27, 2010, relating to our audit of the financial statements of Pulse Systems, LLC as of and for the years ended December 31, 2009 and 2008, included in this Current Report on Form 8-K/A.
San Jose, California
August 31, 2010